Investor Presentation Healthpeak Properties March 2021 South San Francisco, CA Nexus on Grand (Rendering)

Disclaimers This Healthpeak Properties, Inc. (the “Company”) presentation is solely for your information, is subject to change and speaks only as of the date hereof. This presentation is not complete and is only a summary of the more detailed information included elsewhere, including in our Securities and Exchange Commission (“SEC”) filings. Pending acquisitions and dispositions, including those that are subject to binding agreements, remain subject to closing conditions and may not close within the anticipated timeframes or at all. No representation or warranty, expressed or implied is made and you should not place undue reliance on the accuracy, fairness or completeness of the information presented. Forward-Looking Statements Statements contained in this presentation that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, capital recycling plans, financing activities, or other transactions; (ii) development, densification and land bank opportunities; (iii) the outlook for life science, medical office and CCRCs; and (iv) potential capital sources and uses. You should not place undue reliance on these forward-looking statements. Pending acquisitions and dispositions, including those that are subject to binding agreements, remain subject to closing conditions and may not close within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this presentation, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic and health and safety measures intended to reduce its spread; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; increased competition, operating costs and market changes affecting our tenants, operators and borrowers; the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of investments in the healthcare property sector, which makes us vulnerable to a downturn in a specific sector than if we invested in multiple industries; our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; our property development and redevelopment activity risks, including costs above original estimates, project delays and lower occupancy rates and rents than expected; changes within the life science industry; high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to maintain our or expand our hospital and health system client relationships; economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our use of contingent rent provisions and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to make material acquisitions and successfully integrate them; the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs; our ability to foreclose on collateral securing our real estate-related loans; laws or regulations prohibiting eviction of our tenants; the failure of our tenants and operators to comply with federal, state and local laws and regulations, including resident health and safety requirement, as well as licensure, certification and inspection requirements; required regulatory approvals to transfer our healthcare properties; compliance with the Americans with Disabilities Act and fire, safety and other health regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Program and other COVID-19 related stimulus and relief programs; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; changes in global, national and local economic and other conditions; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; environmental compliance costs and liabilities associated with our real-estate investments; our ability to maintain our qualification as a real estate investment trust (“REIT”); changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits; ownership limits in our charter that restrict ownership in our stock; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; unfavorable litigation resolution or disputes; and the loss or limited availability of our key personnel. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made. Calculations The estimated capitalization rates and yield ranges included in this presentation are calculated by dividing projected cash net operating income (adjusting for the impact of upfront rental concessions) for the applicable properties by the aggregate purchase price or development cost, as applicable, for such properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. The aggregate cash net operating income projections used in calculating the capitalization rates and yield ranges included in this presentation are based on (i) information currently available to us, including, in connection with acquisitions, information made available to us by the seller in the diligence process, and (ii) certain assumptions applied by us related to anticipated occupancy, rental rates, property taxes and other expenses over a specified period of time in the future based on historical data and the Company’s knowledge of and experience with the submarket. Accordingly, the capitalization rates and yield ranges included in this presentation are inherently based on inexact projections that may be incorrect or imprecise and may change as a result of events or factors currently unknown to the Company. The actual cash capitalization rates for these properties may differ materially and adversely from the estimated stabilized cash capitalization rates and yield ranges discussed in this presentation based on numerous factors, including any difficulties achieving assumed occupancy and/or rental rates, development delays, unanticipated expenses not payable by a tenant, increases in the Company’s financing costs, tenant defaults, the results of final purchase price allocations, as well as the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the SEC. As such, we can provide no assurance that the actual cash capitalization rates for these properties will be consistent with the estimated cash capitalization rates and yield ranges set forth in this presentation. Market and Industry Data This presentation also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. Such data is often based on industry surveys and preparers’ experience in the industry. Similarly, although Healthpeak believes that the surveys and market research that others have performed are reliable, such surveys and market research is subject to assumptions, estimates and other uncertainties and Healthpeak has not independently verified this information Non-GAAP Financial Measures This presentation contains certain supplemental non-GAAP financial measures. While the Company believes that non-GAAP financial measures are helpful in evaluating its operating performance, the use of non-GAAP financial measures in this presentation should not be considered in isolation from, or as an alternative for, a measure of financial or operating performance as defined by GAAP. We caution you that there are inherent limitations associated with the use of each of these supplemental non-GAAP financial measures as an analytical tool. Additionally, the Company’s computation of non-GAAP financial measures may not be comparable to those reported by other REITs. You can find reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the fourth quarter 2020 Discussion and Reconciliation of Non-GAAP Financial Measures available on our website. Investor Presentation - March 2021 2

Updates Since February 10th Earnings Call

$295M of New Development & Densification Commencements

Nexus on Grand Development

- 140K square foot, Class A laboratory building with estimated total spend of $160M (see page 4)
- Prominent location in South San Francisco adjacent to our Pointe Grand campus and additional land holdings (see page 5)

Callan Ridge Densification

- Densification will nearly double the leasable area, creating a ~170K square foot Class A lab building in Torrey Pines, San Diego with estimated total spend of $135M (see page 6)
- The site will be integrated with our existing Torrey Pines Science Park to create a ~650K square foot life science campus in the heart of Torrey Pines (see page 7)

Debt Repayment & Upward Revision to Credit Rating Outlook

Debt Repayment

- Completed repayment of $1.45 billion of bonds maturing in 2023 and 2024
- Net debt to EBITDAre expected to temporarily drop below 5.0x and end 2021 between 5.0x and 5.5x depending on acquisition activity[1]
- Improves weighted average tenor to ~7.2 years and eliminates all bond maturities until 2025

Credit Rating

- Moody's revised PEAK's outlook to "stable" and affirmed Baa1 credit rating

Operational Update

- **Medical Office:** Occupancy, retention and renewal spreads ahead of expectations; leasing activity remains strong. Cash receipts for January and February of 99% and 98%, respectively, in-line with prior years
- **Life Science:** Occupancy tracking in-line with expectations and retention tracking ahead. Continue to see significant demand and rent growth in all three markets. Cash receipts for January and February over 99%, in-line with prior years
- **CCRC:** Occupancy up 20 bps in January and down 55 bps in February. For CCRCs, the last month of each quarter is typically the strongest and we expect March and 1Q21 to be in line with expectations. The vaccine rollout progressing and expect to see a modest decline in occupancy through the first quarter before seeing a recovery.

Healthpeak® PROPERTIES

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this presentation can be found at http://ir.healthpeak.com/quarterly-results.

Investor Presentation - March 2021 | 3

Nexus on Grand Development

Development Overview

- ~140K square foot, Class A laboratory building with estimated total spend of $160M
- Strategically located adjacent to PEAK's Pointe Grand campus with a prominent and easily accessible site along the East Grand corridor
- Expected completion in the first quarter of 2023 with estimated yield on cost of ~6.5%[(1)]



Nexus on Grand Rendering
South San Francisco, CA



Nexus on Grand Rendering
South San Francisco, CA

Fully-entitled shovel-ready site positioned to meet near-term market demand and deliver ahead of other potential new supply

(1) See disclaimers on page two for a description of how we calculate stabilized yield.

Healthpeak PROPERTIES
Investor Presentation - March 2021 | 4

South San Francisco Submarket Overview Investor Presentation - March 2021 5 Further builds on Healthpeak’s #1 market share position in South San Francisco Pointe Grand Modular Labs I & II Modular Labs IV Gateway Crossing Edgewater 6000 Shoreline Eccles The Towers at Sierra Point South San Francisco Land Site (12 acres) Forbes Dev’t Site 8 acres Nexus on Grand The Shore The Cove Britannia Oyster Point

Callan Ridge Densification

Redevelopment and Densification Overview

- Callan Ridge represents an opportunity to replace the existing outmoded 90K square foot building into a ~170K square foot Class A lab building with total spend of $135M
- Combined with Healthpeak's Torrey Pines Science Park holdings, Callan Ridge creates a largely contiguous 648K square foot campus in the heart of the Torrey Pines submarket
- Expected completion in the fourth quarter of 2022 with estimated yield on cost of ~8.25%[(1)]


Callan Ridge Lobby Rendering
Torrey Pines, CA


Callan Ridge Rendering
Torrey Pines, CA

Builds on our 'cluster-in-a-cluster' strategy in a core life science submarket

(1) See disclaimers on page two for a description of how we calculate stabilized yield.

Healthpeak PROPERTIES
Investor Presentation - March 2021 | 6

Torrey Pines Submarket Overview Investor Presentation - March 2021 7 Further enhances our strong market position in the #1 life science submarket in San Diego Callan Ridge Densification ~170,000SF The Boardwalk Development ~192,000 SF Torrey Pines Science Center Torrey Pines Science Park Torreyana

Healthpeak Transformation

Constructing a Focused and Differentiated REIT Ŷ Over the past 5 years, we have taken deliberate actions to reposition Healthpeak, focusing on ownership of non-commoditized real estate where we have scale and expertise, creating a competitive advantage Ŷ We have sold $18B of non-core assets and recycled the proceeds into strategic acquisitions in our three irreplaceable businesses, invested heavily in our value-creating development platform, and repaid debt to create a fortress balance sheet Ŷ The end result is our Company today consists of a 97% Life Science / Medical Office / CCRC portfolio, a $1.3B active development pipeline and $7B+ of land bank & embedded densification opportunities that will help fuel our growth for 10+ years Ŷ This transformation has created a differentiated REIT that is positioned to generate consistent and stable earnings and dividend growth for years to come Investor Presentation - March 2021 9

Then vs. Now

		Then (2016)	Now (2021)
Portfolio Composition	Portfolio Income(1)	Skilled Nursing / Other 32% Life Science 15% MOB 19% CCRC 5% Senior Housing 29% 39%	Life Science 47% MOB 39% CCRC 11% 97%
Balance Sheet	Net Debt / EBITDAre	~6.5x(2)	5.0x – 5.5x(3)
	Weighted Average Maturity	5.1 yrs(4)	7.2 yrs(5)
	Moody's / S&P / Fitch Ratings	Baa2 / BBB / BBB	Baa1 / BBB+ / BBB+
Development Platform	Prior 5-year Cumulative Spend(6)	$0.7B	$2.4B
	Land Bank & Identified Densification Opportunities	$1B	~$7B+

(1) "Then" represents Cash NOI and interest income as of 3Q16; Hospital and CCRC segments shown to conform with 2021 presentation. "Now" represents portfolio income pro forma to exclude assets held for sale and to reflect acquisitions, dispositions, paid loans, and operator transitions that occurred within the quarter as if they occurred on the first day of the quarter. Does not contemplate future acquisitions or future seller financing.
(2) Net Debt to EBTIDA represents post-spin leverage target at time of QCP Spin completion on 11/1/2016.
(3) Based on estimated range provided on page 41 of the 4Q20 Supplemental Report. Final 2021 Net Debt to EBITDAre will depend on timing and amount of proceeds reinvested into acquisitions.
(4) As of 9/30/16.
(5) Pro forma for completed $1.45B repayment of 2023 and 2024 bonds.
(6) Includes development and redevelopment spend.

Healthpeak PROPERTIES
Investor Presentation - March 2021 | 10

We Have Created a Differentiated REIT

Life Science

Leader in the 3 hot beds of life science innovation – San Francisco, San Diego & Boston

PROPERTIES(1)
140

NOI(2)
$493M


The Cove | South San Francisco, CA

Development & Densification

Established development platform with $7B+ of future pipeline opportunities

ACTIVE PIPELINE
$1.3B

EST YIELD(3)
~7%


The Shore | Brisbane, CA



Three vital and irreplaceable, high barrier-to-entry businesses supported by a proven operating platform, development upside and a rock solid balance sheet

Medical Office

Largest on-campus MOB owner in the country


Medical City Dallas | Dallas, TX

PROPERTIES(1)
281

NOI(2)
$389M

CCRC

One of the few owners with scale in this high barrier-to-entry property type


Freedom Pointe at the Villages | The Villages, FL

PROPERTIES(1)
15

NOI(2)
$92M

We have structured our portfolio, team and balance sheet to enable us to pursue multiple sources of future value-creation and growth

Healthpeak® PROPERTIES

(1) As of 12/31/20. CCRC count excludes 2 properties currently under contract for disposition.
(2) Cash NOI based on mid-point of 2021 Guidance.
(3) See disclaimers on page two for a description of how we calculate stabilized yield.

Investor Presentation - March 2021 | 11

Multiple Avenues for Future Value-Creation and Growth Investor Presentation - March 2021 12 Organic Cash Flow Growth ƒ High-quality portfolio of vital real estate supported by demographic tailwinds and managed by a deep and experienced team Active Development Pipeline Densification and Land Bank Accretive Acquisitions We will aggressively, but prudently, pursue all four avenues to maximize long-term value-creation & earnings and dividend growth ƒ $1.3B active pipeline with an estimated ~7% yield; fully-funded within our plan ƒ Actively advancing $7B+ of opportunities on land we own and control today ƒ Utilize cost-of-capital advantages to accretively acquire strategic assets in our three core businesses when trading at a premium to NAV

Recent Strategic Acquisitions


Cambridge Discovery Park | West Cambridge, MA
Acquired: 2020 | Cost: $664M | Cash Cap Rate: 5%


The Post | Waltham, MA
Acquired: 2020 | Cost: $320M | Cash Cap Rate: 5.1%


Midwest MOB Portfolio
Acquired: 2020 | Cost: $169M | Cash Cap Rate: 5.5%


CCRC Portfolio
Acquired: 2020 | Cost: $641M | Cash Cap Rate: ~10%


The Towers at Sierra Point | Brisbane, CA
Acquired: 2019 | Cost: $245M | Cash Cap Rate: 6%


35 CambridgePark Drive | West Cambridge, MA
Acquired: 2019 | Cost: $333M | Cash Cap Rate: 4.8%


Greenville MOB Portfolio | Greenville, SC
Acquired: 2018 | Cost: $285M | Cash Cap Rate: ~6%


Hayden Research Campus | Lexington, MA
Acquired: 2017 | Cost: $228M | Cash Cap Rate: ~6.5%

Rebuilding the portfolio through high-quality acquisitions in strategic locations, several with densification opportunities

Healthpeak® PROPERTIES

See disclaimers on page two for a description of how we calculate stabilized capitalization rates. Cap rates as disclosed at the time PEAK announced the transactions.

Investor Presentation - March 2021 | 13

Recent Strategic Developments



The Cove | South San Francisco, CA

Cost: $800M | Stabilized Yield: 8.4%



The Shore | Brisbane, CA

Cost: $650M | Stabilized Yield: 6.3%(1)



75 Hayden | Lexington, MA

Cost: $155M | Stabilized Yield: ~8%



The Boardwalk | Torrey Pines, CA

Cost: $175M | Stabilized Yield: 7.1%


MEDICAL OFFICE BUILDING

Women's Hospital of Texas | Houston, TX

Cost: $35M | Stabilized Yield: 7-7.5%(2)



Brentwood MOB | Brentwood, TN

Cost: $37M | Stabilized Yield: 7-7.5%(2)



Centennial MOB | Nashville, TN

Cost: $49M | Stabilized Yield: 7-7.5%(2)



Ogden MOB | Ogden, UT

Cost: $18M | Stabilized Yield: 7-7.5%(2)

Recent developments have created more than $1B of value for shareholders

Healthpeak® PROPERTIES

See disclaimers on page two for a description of how we calculate stabilized yield.

(1) Development costs and returns inclusive of legacy pre-development site work and capitalized interest which resulted in a higher land basis; yield assuming a market value of land would be approximately 100 basis points higher.
(2) Represents the targeted average stabilized yield across the HCA development program.

Investor Presentation - March 2021 | 14

$7B+ of Densification and Land Bank Opportunities 15Investor Presentation - March 2021 In addition to our land bank, we have the ability to densify existing campuses due to excess land and FAR, providing a decade plus of development opportunities on core campuses that we can execute based on local supply and demand dynamics at no additional cost for land Life Science Densification Opportunities • 5M+ square feet of identified potential densification opportunities including our land bank • Opportunities are in Bay Area, San Diego and Boston MOB Densification Opportunities CCRC Densification Opportunities • $500M+ of opportunities across the portfolio, primarily in Florida, DC metro, Houston and Philadelphia • Up to 2.2M square feet of densification opportunities across our MOB portfolio • Includes opportunities in Dallas, Las Vegas, Nashville, Denver and Minneapolis Healthpeak’s Densification and Land Bank Opportunities(1) Our densification opportunities include utilizing excess land on existing campuses, as well as the potential to replace older one and two-story buildings with taller, Class A buildings as leases roll. (1) Circles represent development and densification opportunities in each market, inclusive of land bank.

Life Science Land Bank & Entitlements

- Land bank includes fully-entitled sites in core locations in San Francisco and San Diego proximate to existing PEAK campuses
- Plan to strategically activate land bank over time as warranted by leasing progress and market conditions

Future Life Science Land Bank Opportunities

Project	Submarket	Est. Rentable Sq. Ft. (000s)	Book Value ($M)
Forbes Research Center	South San Francisco	326	$64
South San Francisco Land Site[1]	South San Francisco	+/- 500 – 1,000	$128
Directors Place	Sorrento Mesa, San Diego	150	$9
Total Land Bank		**+/- 975 – 1,475**	**~$200**

Forbes Research Center (Rendering)
South San Francisco, CA



Land bank represents a shadow development pipeline in excess of $1 billion

(1) 510K based on existing zoning, potential for up to 1M square feet subject to on-going zoning modification. Expect to close acquisition of the land parcels in 2021.

Healthpeak PROPERTIES
Investor Presentation - March 2021 | 16

Segment Overviews

Life Science Business

Favorable Industry Fundamentals

- **Growing Demand and Scientific Innovation**. The aging population is driving demand for life changing therapies and cures. Accelerating scientific innovation by the biotechs is treating more and more previously untreatable diseases.
- **Favorable Drug Approval Trends.** The FDA approved 53 drugs in 2020, double the 10-year average. The FDA has reduced the average drug review time by 50% since 1990.
- **Supportive Regulatory Environment.** The Affordable Care Act grants new biologics 12 years of market exclusivity. 13 biologics applications were approved last year, a 100% increase from 2010.
- **Sustainability.** Biologics are more difficult to replicate than small molecule drugs, better insulating biologics from generic competition.
- **Record High Industry Funding.** Driven by the foregoing, life science equity funding exceeded $100B in 2020, doubling the previous 5-year average. Healthcare venture capital funds raised an additional $17B in 2020, much of which will be invested into biotechs in the future.



Edgewater
Pointe Grand
Gateway Crossing
Forbes/S. SF Land /Nexus on Grand
The Cove
Britannia Oyster Point
W
S
N
E
The Shore
South San Francisco
Brisbane

Healthpeak Portfolio Overview

- **Irreplaceable Real Estate.** Over 10 million sq. ft. of operating life science real estate with an additional 1.2 million sq.ft. under construction.
- **Scale within Core Markets.** 97% of our portfolio is in the Bay Area, San Diego, and Boston, the centers of innovation due to "ecosystem" of talent, research universities, academic hospitals and research institutes. Our local scale is a competitive advantage by allowing PEAK to offer tenants critical attributes – flexibility and growth.
- **"Cluster Within A Cluster."** PEAK portfolio primarily located within ~30 amenitized super campuses. This strategy creates attractive work environments and opportunities for tenants to grow their footprint when their science succeeds.
- **"Growth" Oriented Tenant Base.** Our tenant base is approximately 69% biotech, 11% pharma, 8% R&D/University/Government, 8% Medical Device, and only 4% Office. Biotechs are driving innovation and the need for R&D space. Minimal exposure to "work from home" impact.
- **Relationships and Experience.** Long standing tenant relationships create competitive advantage versus new entrants. Experienced and tenured team with strong track record and institutional knowledge developing and operating our life science portfolio dating to the acquisition of Slough Estates in 2007.
- **Development Upside.** $1.15 billion of active development projects are 57% pre-leased (and 95% pre-leased for deliveries over the next 12 months).
- **Extensive Land Bank and Densification Opportunities.** Up to 5 million sq.ft. of future development on land in core locations already owned by PEAK.

South San Francisco: The "Birthplace of Biotech"

PEAK has #1 market share, plus significant land bank and densification opportunities

Healthpeak PROPERTIES
Sources: Healthpeak, Dealforma, Newmark, FDA

Investor Presentation - March 2021 | 18

-25% -15% -5% 5% 15% 25% 2013 2014 2015 2016 2017 2018 2019 2020 MOB Business Healthpeak Medical Office Portfolio and Platform Ŷ Unique On-Campus Portfolio. 84% of our portfolio is on-campus, 6% adjacent-to-campus, 7% off-campus affiliated with a health system. Aggregate 97% on campus and affiliated. Ŷ Superior Performance. On-campus properties have outperformed off-campus properties(1). Ƒ Renewal Rate: 80% on-campus vs 74% off-campus affiliated, 66% off-campus unaffiliated Ƒ Mark-to-Market on Renewals: On-campus renewal rates had a mark-to-market approximately 500 bps above off-campus affiliated and unaffiliated properties. Ƒ Annual NOI Growth: On-campus NOI growth has been 160 bps above off-campus affiliated and 310 bps above off-campus unaffiliated. Ŷ Diverse Portfolio with Growth Markets Focus. 281 properties with 23M sq ft across 33 states. Top markets are low-tax, high-growth like Nashville, Denver, Phoenix, Houston, and Dallas. Ŷ Leading Hospital Partners. Consistent strategy to partner with the #1 or #2 hospitals in the market. Partner hospitals’ 2019 average revenue was $404M, 68% above the national average. Ŷ Specialty Physician Focus. 82% specialty care, which insulates our portfolio from new competition from urgent care centers and telehealth. Ŷ Development Upside. Largest private sector developer of medical office(2). Ŷ Extensive Experience. Two decades of experience and expertise operating our MOB portfolio, dating back to MedCap, one of the pioneers in large scale MOB portfolios. 19(1) Healthpeak portfolio includes approximately 300 MOBs, measured from 2012 to 2020. Pool shifts through time as assets were acquired or sold; excludes development and certain other assets. (2) Revista: 2019 data (most recent available) ranked by sq. ft. of construction started. Top 10 Market Geographically Diverse Portfolio with Concentration in High Growth Markets Other Market Off Campus – Unaffiliated (-1.4% average) On Campus (+2.5% average) Off Campus – Affiliated (+1.7% average) Consistent Growth in On-Campus Cash NOI less AFFO CapEx 1 (Cash Flow per Sq. Ft.) Investor Presentation - March 2021

CCRC Business

Healthpeak Portfolio Overview

- **Unique Property Type.** Continuing Care Retirement Communities (CCRCs) allow seniors to age in place by offering a full continuum of care in very large communities. Residents are invested since they pay a non-refundable entrance fee and are assured care for life.
- **Irreplaceable Real Estate.** Our CCRCs on average sit on ~50 acres of land in infill locations.
- **Densification Potential**. 100+ acres of undeveloped land on our existing campuses allows for expansion with no incremental land cost. Total spend over time of $500 million or more.
- **High Barriers-to-Entry.** No new supply within 10 miles of our CCRCs in the past 10 years.
- **Strong Markets.** Portfolio is concentrated in major retirement markets with projected population growth above the national average.
- **Broad Appeal.** Our average gross entrance fee is $200k, 75% of the local median home value; accordingly, the communities appeal to a wide market of potential residents.
- **High Non-Refundable EF**. On average, 75% of our entrance fees are non-refundable, creating a steady income stream.
- **Best-in-Class Management.** LCS is the largest operator in this unique product type, with 5 decades of experience.

Entrance Fee CCRC vs. Rental Senior Housing

- **Larger Scale.** Our CCRCs average ~500 units vs. 70-120 units for rental senior housing.
- **Limited New Supply.** The land requirements, pre-leasing requirements, high development costs, and 8-10 year development timeline limit new supply of CCRCs.
  - Five-year CAGR in inventory is 1.0% for CCRC vs. 3.0% for rental senior housing.
- **More Stable Performance.**[1] CCRC occupancy has outperformed rental senior housing by an average of 330bps for the past five years, and the outperformance accelerated to an average of 600bps during the pandemic in 2020.
  - Five-year CAGR in rental rate is 3.4% for CCRC vs. 3.2% for rental senior housing.
- **Superior Length of Stay.** Average length of stay of 8-10 years in CCRCs vs. 1.5-2 years for rental senior housing.
- **Earlier Capture of Younger Seniors.** CCRC average entry age is low 80s vs. mid 80s for rental senior housing.
- **Stronger Leadership**. Average tenure of Executive Director is ~6 years in CCRCs vs. 2-3 year average for rental senior housing. Compensation is also higher, attracting well-qualified leaders.


Cypress Village
Jacksonville, FL

CCRC Portfolio List

1. Cypress Village, Jacksonville MSA, FL	9. Freedom Pointe at the Villages, The Villages MSA, FL
2. Lake Port Square, Orlando MSA, FL	10. Galleria Woods, Birmingham MSA, AL
3. South Port Square, Punta Gorda MSA, FL	11. The Fairfax, Washington DC MSA, DC
4. Freedom Village at Bradenton, Sarasota MSA, FL	12. Freedom Village at Holland, Grand Rapids MSA, MI
5. Freedom Plaza Sun City Center, Tampa MSA, FL	13. Freedom Village Brandywine, Philadelphia MSA, PA
6. Freedom Square of Seminole, Tampa MSA, FL	14. The Quadrangle, Philadelphia MSA, PA
7. Lake Seminole Square, Tampa MSA, FL	15. The Village at Gleannloch Farms, Houston MSA, TX
8. Regency Oaks, Tampa MSA, FL	


Freedom Plaza
Sun City Center, FL

Sources: Healthpeak, NIC MAP
(1) Based on NIC99 (Primary and Secondary Markets). NIC reports CCRC occupancy for AL/IL/MC, and we use only Entry Fee CCRCs from NIC MAP's database, not Rental CCRCs, to align with our portfolio.

Healthpeak PROPERTIES
Investor Presentation - March 2021 | 20

Appendix Medical City Dallas Dallas, TX

Reconciliation Q4-2020 Portfolio Income(1) in thousands Investor Presentation - March 2021 22 (1) May not foot due to rounding (2) Cash NOI plus interest income plus our pro rata share of Cash NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash NOI from consolidated JVs. (3) Pro forma to exclude assets held for sale and to reflect acquisitions, dispositions, paid loans, and operator transitions that occurred within the quarter as if they occurred on the first day of the quarter. Does not contemplate future acquisitions or future seller financing. Life Science Medical Office CCRC Other Senior Housing Triple-Net SHOP Total Portfolio Income (2) $111,853 $97,782 $27,670 $8,508 $21,329 $30,483 $297,625 Pro forma adjustments: Senior housing asset sales and transititions - - - - (21,329) (30,483) (51,812) Other pro forma adjustments 4,215 (3,405) (354) (1,110) (654) Pro forma Portfolio Income (3) $116,068 $94,377 $27,316 $7,398 - - $245,159

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